UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2008 (July 27, 2008)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Drive, Suite 200

Tampa, Florida 33610

(Address of principal executive

offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2008, the Board of Directors of Quality Distribution, Inc. (the “Company”) appointed Stephen R. Attwood to serve as Senior Vice President and Chief Financial Officer of the Company. Mr. Attwood succeeds Timothy B. Page in this position. Prior to joining the Company, Mr. Attwood, 56, recently served as Controller and Vice President of Swift Transportation Co., Inc. from 2002 to 2007. Previously, Mr. Attwood held senior management positions with Dell Inc. and AlliedSignal Inc. (now Honeywell International Inc.).

The Company and Mr. Attwood entered into an Employment Agreement dated July 28, 2008 to reflect the terms and conditions of his employment with the Company. The Employment Agreement provides for an annual base salary of $225,000 (subject to annual review) and a signing bonus of $50,000. He is eligible to receive an annual bonus with a target opportunity equal to 40% of his base salary and is entitled to participate in the Company’s generally available employee benefit plans.

Under the Employment Agreement, Mr. Attwood was granted stock options under the Company’s 2003 Stock Option Plan covering 50,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on July 28, 2008. Mr. Attwood is entitled to receive additional option grants, each covering 25,000 shares, on or about January 1, 2010 and January 1, 2011. Each option is subject to vesting in equal amounts over a four-year period.

In addition to termination for death, disability, cause, or good reason, the Employment Agreement may be terminated without cause by the Company at any time. If Mr. Attwood’s employment is terminated because of death or disability, Mr. Attwood or his estate will receive Mr. Attwood’s unpaid salary and his target bonus amount for that fiscal year, prorated through the date of termination. If Mr. Attwood’s employment is terminated by the Company without cause or by Mr. Attwood with good reason, Mr. Attwood will receive severance pay equal to his then-current base salary for 52 weeks and his target bonus for that fiscal year prorated through the date of termination. Mr. Attwood is also entitled to coverage for one year under the Company’s health plans. These benefits are conditioned upon the Company receiving a release of claims from Mr. Attwood. In addition, Mr. Attwood’s signing bonus is repayable if he leaves the Company within the first 12 months of his employment but not if he terminates his employment for good reason or the Company terminates his employment without cause.

The Employment Agreement also includes certain restrictions on the disclosure of confidential information by Mr. Attwood, and prohibits Mr. Attwood from competing with the Company or from soliciting its customers, employees, affiliates or drivers for a period of 12 months following the termination of Mr. Attwood’s employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: July 28, 2008	By:	/s/ Jonathan C. Gold
	Name:	Jonathan C. Gold
	Title:	Senior Vice President, General Counsel and Secretary